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                                                                     EXHIBIT 3.1


                          SEVENTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                        AIRNET COMMUNICATIONS CORPORATION

Pursuant to the provisions of Sections 242 and 245 of the General Corporation Law of Delaware, the undersigned Corporation adopts the following Seventh Amended and Restated Certificate of Incorporation:

         FIRST: The name of the Corporation is AirNet Communications Corporation (the "Corporation").

         SECOND: The following Seventh Amended and Restated Certificate of Incorporation was adopted by the Board of Directors and the stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of Delaware.

The Restated Certificate of Incorporation of the Corporation (originally filed under the name of Overture Systems, Inc. incorporated on January 11, 1994), as previously amended, is hereby deleted in its entirety and is amended and restated as follows:

                                    ARTICLE I
                                    ---------

         The name of the Corporation is AirNet Communications Corporation.

                                   ARTICLE II
                                   ----------

         The registered office of the Corporation in the State of Delaware is located at The Prentice-Hall Corporation System, Inc., 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                   ARTICLE III
                                   -----------

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV
                                   ----------

         A. CLASSES OF STOCK. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 60,000,000 shares, consisting of two classes of capital stock:

                  (a) 50,000,000 shares of Common Stock, par value $.001 per share ("Common Stock");




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                  (b) 10,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock").

         B. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF COMMON STOCK. Notwithstanding any provision to the contrary contained herein, the rights, preferences, privileges and restrictions granted to and imposed upon Common Stock are set forth in this ARTICLE IV.B. Except as otherwise expressly provided in this ARTICLE IV.B., all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

         1. DIVIDENDS. When, as and if dividends on Common Stock are declared by the Corporation's Board of Directors, whether payable in cash, in property or in securities of the Corporation, the holders of Common Stock shall be entitled to share equally in and to receive, in accordance with the number of shares of Common Stock held by each such holder, all such dividends.

         Dividends payable under this Article IV.B. shall be paid to the holders of record of the outstanding Common Stock as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors of the Corporation in advance of declaration and payment of each dividend. Any Common Stock issued as a dividend pursuant to this ARTICLE IV.B. shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable and free of all liens and charges. The Corporation shall not issue fractions of Common Stock on payment of such dividend but shall issue a whole number of shares to such holder of Common Stock rounded up or down in the Corporation's sole discretion to the nearest whole number, without compensation to the stockholder whose fractional share has been rounded down or from any stockholder whose fractional share has been rounded up.

         Notwithstanding anything contained herein to the contrary, no dividends on Common Stock shall be declared by the Corporation's Board of Directors or paid or set apart for payment by the Corporation at any time that such declaration, payment, or setting apart is prohibited by applicable law.

         2. STOCK SPLIT, RECLASSIFICATION, ETC. The Corporation shall not in any manner subdivide (by any stock split, reclassification, stock dividend, recapitalization or otherwise) or combine the outstanding shares of one class of Common Stock unless the outstanding shares of all classes of Common Stock shall be proportionately subdivided or combined.

         3. LIQUIDATION. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after payment shall have been made to holders of outstanding Preferred Stock, if any, of the full amount of which they are entitled pursuant to this Certificate of Incorporation and any resolutions that may be adopted from time to time by the Corporation's Board of Directors, in accordance with Article IV.C. below (for the purpose of fixing the voting rights, designations, preferences and relative participating, optional or other special rights of any class or series of Preferred Stock), the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock, if any, to share ratably, in accordance with the number of shares of Common Stock held by each such holder, in all remaining assets of




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the Corporation available for distribution among the holders of Common Stock, whether such assets are capital, surplus, or earnings. For the purposes of this
ARTICLE IV.B., neither the consolidation or merger of the Corporation with or into any other corporation or corporations in which the stockholders of the Corporation receive capital stock and/or other securities (including debt securities) of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation), nor the sale, lease or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation as those terms are used in this ARTICLE IV.B.

         4. VOTING. Each holder of Common Stock shall be entitled to one vote for each share of such stock issued and outstanding and registered in such holder's name and shall be entitled to vote upon such matters and in such manner as may be provided by Delaware law and this Certificate of Incorporation.

         5. NO PRE-EMPTIVE OR SUBSCRIPTION RIGHTS. No holder of Common Stock shall be entitled to pre-emptive or subscription rights.

         C. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time in one or more series as may be determined by the Board of Directors of the Corporation. Subject to the provisions of this Certificate of Incorporation and this Article IV.C., the Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued class or series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors of the Corporation originally fixing the number of shares constituting any such additional series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such additional series subsequent to the issue of shares of that series.

         Authorized and unissued shares of Preferred Stock may be issued with such designations, voting powers, preferences and relative participating optional or other special rights, and qualifications, limitations and restrictions on such rights, as the Board of Directors of the Corporation may authorize by resolutions duly adopted prior to the issuance of any shares of any class or series of Preferred Stock, including, but not limited to: (i) the distinctive designation of each series and the number of shares that will constitute such series; (ii) the voting rights, if any, of shares of such series and whether the shares of any such series having voting rights shall have multiple votes per share; (iii) the dividend rate on the shares of such series, any restriction, limitation or condition upon the payment of such dividends, whether dividends shall be cumulative and the dates on which dividends are payable; (iv) the prices at which, and the terms and conditions on which, the shares of such series may be redeemed, if such shares are redeemable; (v) the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series; (vi) any preferential amount payable upon shares of such series in the event of the liquidation, dissolution or winding-up of the Company or the distribution of its assets; and (vii) the prices or rates of conversion at which, and the terms and conditions on which, the shares are convertible.



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         Any and all Preferred Stock issued and for which full consideration has been paid or delivered shall be deemed fully paid stock and the holder thereof shall not be liable for any further payment thereon.

                                    ARTICLE V
                                    ---------

         The Board of Directors shall have the power, in addition to the stockholders, to make, repeal, alter, amend and rescind any or all of the bylaws of the Corporation.

                                   ARTICLE VI
                                   ----------

         The Board of Directors shall be constituted as follows:

         (i) The number of directors which will constitute the whole Board of Directors of the Corporation shall be fixed exclusively by one or more resolutions adopted by the Board of Directors of the Corporation or as otherwise provided in the bylaws of the Corporation.

         (ii) At the first annual meeting of stockholders following the Corporation's fiscal year ended December 31, 1999, the nominees for directors shall be divided into three classes, as nearly equal in number as possible, designated as Class I, Class II, and Class III, respectively, and assigned to such classes in accordance with a resolution or resolutions adopted by the Board of Directors. At such annual meeting of stockholders, (i) the Class I directors shall be nominated for election for a term to expire at the third succeeding annual meeting of stockholders following their election; (ii) the Class II directors shall be nominated for election for a term to expire at the second succeeding annual meeting of stockholders following their election, and (iii) the Class III directors shall be nominated for election for a term to expire at the first annual meeting of stockholders following their election. At each succeeding annual meeting of stockholders, directors shall be elected for a term to expire at the third succeeding annual meeting of stockholders following their election to succeed the directors of the class whose terms expire at such annual meeting.

         (iii) Notwithstanding the foregoing provisions of this ARTICLE VI, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. Neither the Board of Directors nor any individual director may be removed without cause. Subject to any limitation imposed by law, any individual director or directors may be removed with cause by the holders of a majority of the voting power of the corporation entitled to vote at an election of directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         (iv) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power to make, adopt, amend or repeal the Bylaws, or adopt new Bylaws for this Corporation, by a resolution adopted by a majority of the directors.

         (v) Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director.


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         (vi)     Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

                                   ARTICLE VII
                                   -----------

         Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the General Corporation Law of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

                                  ARTICLE VIII
                                  ------------

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. The foregoing sentence notwithstanding, if the General Corporation Law of Delaware is hereafter amended to authorize further limitations of the liability of a director of a corporation, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of the foregoing provisions of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE IX
                                   ----------

         The Corporation shall indemnify and hold harmless any director and officer of the Corporation from and against any and all expenses and liabilities that may be imposed upon or incurred by such person in connection with, or as a result of, any proceeding in which such person may become involved, as a party or otherwise, by reason of the fact that such person is or was such a director or officer of the Corporation, whether or not such person continues to be such at the time such expenses and liabilities shall have been imposed or incurred. It is the intention of this Article IX to provide indemnification to the fullest extent permitted by the laws of the State of Delaware, as they may be amended from time to time.



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                                    ARTICLE X
                                    ---------

         Subject to the provisions contained herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Seventh Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         This Seventh Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the Corporation.

         I, THE UNDERSIGNED, being the President and Chief Executive Officer of the Corporation, hereby declare, under penalties of perjury, that this is the act and deed of the Corporation and the facts herein stated are true, and accordingly, I have executed this Seventh Amended and Restated Certificate of Incorporation as of the 20th day of June, 2000.

                                AIRNET COMMUNICATIONS CORPORATION

                                By: /s/ R. Lee Hamilton, Jr.
                                    --------------------------------------------

                                    Print Name: R. Lee Hamilton, Jr.
                                               ---------------------------------

                                    Title: President and Chief Executive Officer
                                           -------------------------------------
ATTESTED:

/s/ Janice L. Fitzgerald
----------------------------
Janice L. Fitzgerald
Assistant Secretary



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